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                           LOAN AND SECURITY AGREEMENT




Borrower:     AMERICAN BUSINESS CREDIT, INC.

Address:      111 Presidential Boulevard, Suite 215
              Bala Cynwyd, Pennsylvania 19004


Date:         December 12, 1996




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THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between
FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), whose corporate address is Dial Tower, Dial Corporate Center, Phoenix, Arizona 85077 and whose Corporate Finance Office address is 355 South Grand Avenue, Suite 2400, Los Angeles, CA 90071, and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").


1.  DEFINITIONS

    1.1. ACCOUNT DEBTOR. The term "Account Debtor" shall mean any person or persons that are an obligor in any contractual arrangement with Borrower or any co- signor in respect of any Receivable.

    1.2. AGREEMENT. The term "Agreement" shall mean this Loan and Security Agreement and any amendment, modifications or extension hereof.

    1.3. BORROWER'S LOAN. The term "Borrower's Loan" shall mean the mortgage loans made to consumers or non-consumers who are customers of the Borrower and which are evidenced by a Borrower's Note.

    1.4. BORROWER'S NOTE. The term "Borrower's Note" shall mean a promissory note or other similar instrument evidencing indebtedness, made payable to the Borrower and secured by a Mortgage.

    1.5. BUSINESS DAY. The term "Business Day" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in Phoenix, Arizona and New York, New York.

    1.6. CODE. The term "Code" shall mean the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

    1.7. COLLATERAL. The term "Collateral" shall have the meaning set forth in
Section 3.1. hereof.



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    1.8. DEFAULT. The term "Default" shall mean an event which after the giving of notice, if required herein, or the passage of time or both would constitute an Event of Default (as defined in Section 7.1).

    1.9. ELIGIBLE RECEIVABLES. The term "Eligible Receivables" shall mean those Receivables of Borrower that are acceptable to Lender, in its reasonable discretion, and, in each case, that meet, at a minimum, all of the following requirements: (i) arise from the extension of credit, the rendering of services in the ordinary course of Borrower's business; (ii) represent a valid and binding obligation enforceable in accordance with its terms for the amount outstanding thereof without offset, counterclaim or defense (whether actual or alleged); (iii) comply in all respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations; (iv) all amounts and information appearing thereon or furnished to Lender by Borrower in connection therewith are true and correct and undisputed by the Account Debtor thereon or any guarantor thereof; (v) Borrower and the Account Debtor are not engaged in any litigation regarding nonpayment of the Receivable; (vi) to the best knowledge of Borrower neither the Account Debtor thereon nor any guarantor thereof is subject to any receivership, insolvency or bankruptcy proceeding, is insolvent or has failed to meet its debts as they mature; (vii) Borrower has good and sufficient right to pledge, assign and deliver the Receivable free from all liens, claims, encumbrances or security interests whatsoever; (viii) neither the Account Debtor thereon nor any guarantor thereof is employed by, related to or affiliated with Borrower; (ix) to the best knowledge of Borrower no condition exists that materially or adversely affects the value of each individual Receivable or jeopardizes any security therefor; (x) to the best knowledge and belief of Borrower the collateral securing the Receivable is not subject to dangerous levels of contaminates, oils, asbestos, radon, PCB's, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority; (xi) is not a renewal or extension of any Receivable previously ineligible hereunder; (xii) the original principal amount thereof does not exceed the Maximum Amount of an Eligible Receivable (Schedule Sections 1.9.A.) and the original term thereof does not exceed the Maximum Term of an Eligible Receivable (Schedule Section 1.9.B.); (xiii) meets the Eligibility Test and has been reported to Lender in compliance with the Aging Procedures (Schedule Section 1.9.C.); (xiv) is not evidenced by a judgment or has not been reduced to judgment; (xv) is not an open account or a revolving credit facility; (xvi) is evidenced by a written payment agreement, bearing interest or containing a time price differential, which has been executed by the Account Debtor; (xvii) to the best knowledge of Borrower, the Account Debtor thereunder is a legal resident of the United States; (xviii) payments under the Receivable are to be made in United States dollars; (xix) the contractual number of days between payment dates of a Receivable does not exceed thirty-one (31) days; and (xxi) the Receivable conforms to Borrower's "Credit Policy and Guidelines" as delivered to Lender and accepted by Lender, except as specifically allowed in Schedule Section 1.9.A.; and (xxii) with respect to such Receivable, Borrower shall have complied with the term of Section 3.2 hereof.

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   1.10.   ERISA.  The term "ERISA" shall mean the
Employee Retirement Income Security Act of 1974, as amended from time to time.

   1.11. ERISA AFFILIATE. The term "ERISA Affiliate" shall means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

   1.12. GAAP. The term "GAAP" shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public
Accountants, consistently applied and maintained.

   1.13. GUARANTOR. The term "Guarantor" shall mean any person, persons, entity or entities, excluding a Validity Guarantor, who execute a guaranty agreement in favor of Lender with respect to the repayment of the Borrower's Indebtedness to Lender (Schedule Section 1.14).

   1.14.   GUARANTY AGREEMENT.  The term "Guaranty
Agreement" shall mean that certain agreement, other than a Validity Guaranty, executed by the Guarantor, in a form and substance approved by Lender.

   1.15. GOVERNING RATE. The term "Governing Rate" shall mean the "Prime" rate publicly announced by Citibank N.A., New York, New York (or such other "money center" bank as Lender, in its sole discretion, may select from time to time, but shall not be more than the highest rate of the five largest banks in the Continental United States as their respective corporate base, reference, prime or similar benchmark rate), provided however, that such rate may not be the lowest rate charged to such bank's customers.

   1.16. INDEBTEDNESS. The term "Indebtedness" shall mean all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan,

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guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, examination fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower hereunder or under any other agreement with Lender.

    1.17. IRC. The term "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

    1.18. LOAN DOCUMENTS. The term "Loan Documents" shall mean this Agreement, the Note, the Schedule, the Guaranty, Agency and Custodian Agreements and all other documents executed in connection with this Agreement, together with any and all renewals, amendments, restatements or replacements of such documents.

    1.19. LOAN PARTY. The term "Loan Party" shall mean any guarantor hereunder, including but not limited to the Guarantor and Validity Guarantor.

    1.20. MAXIMUM RATE. The term "Maximum Rate" shall mean the highest lawful and nonusurious rate of interest applicable to the Note made and delivered by Borrower to Lender in connection herewith, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Note and the Indebtedness under the laws of the United States and the laws of such states as may be applicable thereto, that are in effect or, to the extent allowed by such laws, that may be hereafter in effect and that allow a higher maximum nonusurious and lawful interest rate than would any applicable laws now allow.

    1.21. MORTGAGE. The term "Mortgage" shall mean a mortgage or other security deed in land and interests in real property, structures, improvements, fixtures and buildings located on or used in connection with real property or rights and interests in real property which secures a Borrower's Loan.

    1.22. MULTIEMPLOYER PLAN. The term "Multiemployer Plan" shall mean a "Multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC
Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

    1.23. NET INCOME. The term "Net Income" shall mean with respect to any fiscal period, the consolidated net earnings of American Business Financial Services, Inc., a Pennsylvania corporation ("ABFS") (excluding all extraordinary gains or nonrecurring income) after provision for income taxes for such fiscal period of ABFS, all as reflected on the financial statements of ABFS supplied to Lender pursuant to Sections 4.4(A) and 4.4(B) hereof.

    1.24. NOTE. The term "Note" shall mean the promissory note of even date herewith, and all renewals, extensions, or modifications executed by Borrower and payable to the order of Lender.

    1.25. PLAN. The term "Plan" shall mean any pension plan that is covered by Title IV of ERISA and with respect to which Borrower or an ERISA Affiliate is an "Employer" as defined in Section 3(5) of ERISA.

    1.26. PROHIBITED TRANSACTION. The term "Prohibited Transaction" shall mean any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

    1.27. RECEIVABLES. The term "Receivables" shall mean any and all indebtedness or obligations evidenced by Borrower's Notes, promissory notes, bonds and other instruments and interests therein, now or hereafter owned, made, purchased or otherwise acquired by the Borrower, which are secured by a Mortgage and which are specifically, now or hereafter at any time, pledged, hypothecated, assigned, transferred or conveyed, and/or a security interest is specifically granted therein to the Lender, as evidenced by the assignment and delivery to the Lender of the note or other instrument evidencing such indebtedness, the mortgage, deed of trust or other instrument evidencing pledge of the collateral securing such indebtedness, the title policy insuring the title of such collateral and the assignment instrument that collaterally assigns such indebtedness and such pledged instrument to Lender to secure the Indebtedness hereunder.

    1.28. REPORTABLE EVENT. The term "Reportable Event" shall mean a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA

    1.29. REQUEST FOR ADVANCE. The term "Request for Advance" shall mean a written request for an advance in the form of Exhibit "A" attached hereto and made a part hereof.

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    1.30. SCHEDULE. The term "Schedule" shall mean the schedule executed in conjunction with this Agreement of even date herewith, as may be amended from time to time, upon written agreement of Lender and Borrower.

    1.31. TANGIBLE NET WORTH. The term "Tangible Net Worth" shall mean, at any time of determination, the consolidated shareholders' equity of ABFS determined in accordance with GAAP minus all assets consisting of obligations due to AFBS from shareholders, directors, officers, or any affiliate of AFBS or any other Guarantor or Validity Guarantor hereunder.

    1.32. VALIDITY GUARANTOR. The term "Validity Guarantor" shall mean any person or persons who execute a Validity Guaranty agreement in favor of Lender (Schedule Section 1.32).

    1.33. VALIDITY GUARANTY. The term "Validity Guaranty" shall mean that certain "validity guaranty" agreement executed by a Validity Guarantor, in a form and substance approved by Lender.


2.  LOAN

    2.1. AMOUNT OF LOAN. Subject to the terms, covenants and conditions hereinafter set forth, Lender agrees upon the Borrower's request from time to time, until the Maturity Date, to make advances to Borrower (collectively, the "Loan"), in an aggregate amount not to exceed at any time outstanding the lesser of the following: (a) the Amount of Revolving Credit Line (Schedule Section 2.1.A.) or (b) the Availability on Eligible Receivables (Schedule Section 2.1.B.). Within the limits of this Section 2.1, Borrower may borrow, repay and reborrow the advances. The Loan shall be evidenced by the Note.

    2.2. INTEREST RATE. The outstanding principal balance of Loan shall bear interest at the Stated Interest Rate (Schedule Section 2.2). If Lender is ever prevented from charging or collecting interest at the rate set forth in Stated Interest Rate Section (i) because interest at such rate would exceed interest at the Maximum Rate, then the rate set forth in Stated Interest Rate Section (i) shall continue to be the Maximum Rate until Lender has charged and collected the full amount of interest chargeable and collectable had interest at the rate set forth in Stated Interest Rate Section (i) always been lawfully chargeable and collectible. As the Governing Rate changes, the rate set forth in Stated Interest Rate Section (i) shall be increased or decreased (subject to the Maximum Rate) on the first day of each calendar month to correspond with the change in the Governing Rate then in effect and shall remain fixed at such rate until the first day of the next succeeding calendar month, notwithstanding fluctuations in the Governing Rate during the month. All changes in the Governing Rate shall be made without notice to Borrower. The monthly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question. The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

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    2.3. INTEREST AFTER EVENT OF DEFAULT. Upon the occurrence and during the continuation of an Event of Default, at Lender's option, at Lender's sole discretion, Lender may increase the Stated Rate of Interest, as set forth in Schedule Section 2.2.(i), up to an additional two percent (2%) per annum, but not in excess of the Maximum Rate, and shall provide Borrower contemporaneous administrative written notice.

    2.4. PAYMENTS. All payments to Lender shall be payable at FINOVA Capital Corporation, 1060 First Avenue, Suite 100, King of Prussia, Pennsylvania 19406 All payments received pursuant to this Agreement shall be applied to Borrower's Indebtedness on the Business Day of actual receipt of such payment by Lender's depository bank upon such payment being credited to Lender's account. The Indebtedness shall be due and payable as follows:

    A. Accrued but unpaid interest for each calendar month during the term hereof shall be due and payable, in arrears, by check or wire transfer on or before the fifteenth (15th) day of the immediately succeeding calendar month ("Interest Payment Due Date"). If the accrued but unpaid interest for any month is not received by Lender by the Interest Payment Due Date, such payment shall be paid by Lender by an advance hereunder, provided Borrower has availability hereunder for such advance. If such accrued but unpaid interest for the preceding month is not received by the first day of the immediately succeeding calendar month, such unpaid interest shall be added to the Indebtedness. The first interest payment due on the Interest Payment Due Date shall be in the calendar month immediately following the calendar month in which the initial advance is made pursuant to this Agreement.

    B. Costs, fees and expenses payable pursuant to this Agreement shall be due and payable by Borrower to Lender or to such other person(s) designated by Lender in writing on demand; and

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    C. The entire outstanding balance of the Indebtedness shall be due and payable, if not prepaid, on the Maturity Date (Schedule Section 2.4.).

    2.5. PAYMENT DUE ON A NON-BUSINESS DAY. If any payment of the Indebtedness falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

    2.6. MANDATORY PAYMENTS. Provided that Borrower is not otherwise in Default hereunder, if at any time the amount advanced by Lender to Borrower exceeds the maximum amount of the Loan allowed pursuant to Section 2.1, Borrower shall immediately and without notice repay to Lender an amount sufficient to eliminate such excess (provided however that if such overadvance and /or overline is discovered by Lender prior to the discovery or knowledge of Borrower, Lender shall provide written notice to Borrower of such overadvance and/or overline), or, at Lender's option, assign and deliver additional Eligible Receivables sufficient for such purpose. In the event Borrower sells, transfers, assigns or otherwise disposes of all or any portion of its Receivables, other than in the ordinary course of business, Borrower shall apply all proceeds of any such sale, transfer, assignment or other disposition to reduce the outstanding balance of the Indebtedness.

    2.7. VOLUNTARY PREPAYMENTS. Borrower may, at its option, voluntarily prepay the Indebtedness (a) in part at any time, (b) in full at any time and request a termination of Lender's security interest in all or part of the Receivables in conjunction with a securitization or sale of such Receivables, if Borrower does not voluntarily terminate this Agreement and enter into a credit facility with another secured lender prior to the Maturity Date and (c) in full at any time, request a termination of Lender's security interest in all of the Collateral and terminate this Agreement in conjunction with such payment in full, provided, however, that Borrower has given Lender sixty (60) days' written notice of any such intention to prepay the Indebtedness in full and that Borrower intends to terminate this Agreement, requests Lender to terminate its security interest in all of the Collateral and as liquidated damages, not as a penalty, pays to Lender the amount of liquidated damages ("Liquidated Damages") (Schedule Section 2.7). Borrower may not make such prepayment in subsection (c) hereinabove prior to the expiration of such sixty (60)-day period. Upon written notice of prepayment and termination in subsection (c) hereinabove, the commitment by Lender to advance funds to Borrower and all the obligations of Lender shall terminate on the expiration of said sixty (60)- day notice period, and the entire amount of the Indebtedness and the Liquidated Damages shall be due and payable on such date.

    2.8. MAXIMUM INTEREST; CONTROLLING AGREEMENT. The contracted for rate of interest of the Loan without limitation, shall consist of the following: (i) the Stated Interest Rate, calculated and applied to the principal balance of the
Note in accordance with the provisions of the Note and this Agreement; (ii) Interest After Event of Default or due date, calculated and applied to the amounts due under the Note in accordance with the provisions thereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements.

    All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Note, this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

   It is the intent of the parties to comply with the usury law ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by the Loan Documents is accelerated in whole or in part, or (c) all or part of the principal or interest of the Loan Documents shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof, unpaid fees, unpaid interest or other unpaid charges of any nature or refunded to Borrower, at Lender's option, and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury
Law.


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

It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such Loan; and (y) in the event that the effective rate of interest on the Loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the Indebtedness evidenced hereby regardless of when incurred.

    2.9. STATEMENT OF ACCOUNT. Lender shall provide Borrower, each month, with a statement of Borrower's account, prepared from Lender's records, which shall conclusively be deemed correct and accepted by Borrower, unless Borrower gives Lender a written statement of exceptions within ten (10) days after Borrower's receipt of such statement.

    2.10. INITIAL ADVANCE. The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions prior to the initial advance hereunder:

    A. Loan Documents. Lender shall have received each of the following Loan
Documents: (i) this Loan and Security Agreement executed by the respective parties; (ii) Schedule to Loan and Security Agreement executed by the respective parties; (iii) the Note executed by Borrower; (iv) Guaranty Agreement and Validity Guaranty Agreement executed by the respective Guarantor and Validity Guarantor; (v) Agency and Custodial Agreement executed by Borrower, Lender and a custodian acceptable to both Borrower and Lender; and (vi) such other documents, instruments and agreements in connection herewith as Lender shall require, executed, certified and/or acknowledged by such parties as Lender shall designate;

    B. Terminations by Existing Lender. Borrower's existing lender(s) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the Collateral in form and substance satisfactory to Lender in its sole discretion;

    C. Charter Documents. Lender shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

    D. Good Standing. Lender shall have received a certificate of corporate status with respect to Borrower and each corporate Guarantor, dated within ten
(10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower and such Guarantor, which certificate shall indicate that Borrower and such Guarantor are in good standing in such state;

    E. Foreign Qualification. Lender shall have received certificates of corporate status with respect to Borrower and each corporate Guarantor, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

    F. Authorizing Resolutions and Incumbency. Lender shall have received a certificate from the Secretary of Borrower and each corporate Guarantor attesting to (i) the adoption of resolutions of each respective Board of Directors authorizing the borrowing of money from Lender or the guaranty of the Indebtedness, as the case may be, and execution and delivery of this Agreement and the other Loan Documents to which Borrower and Guarantor are a party, and authorizing specific officers of Borrower and Guarantor to execute same, and
(ii) the authenticity of original specimen signatures of such officers;

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


    G. Initial Availability Report. Lender shall have received an initial Availability Report from Borrower executed by an authorized corporate office of Borrower;

    H. Insurance. Lender shall have received the insurance certificates and certified copies of policies required by Section 3.2 hereof.

    I. Searches; Certificates of Title. Lender shall have received searches reflecting the filing of its financing statements and other filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Lender;

    J. Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

    K. Opinion of Counsel. Lender shall have received an opinion of Borrower's counsel covering such matters as Lender shall determine in its sole discretion;

    L. Officer Certificate. Lender shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

    M. Solvency Certificate. If requested by Lender, a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on Lender's standard form;

    N. Blocked Accounts. The Blocked Account, referred to in Sections 3.9 and
3.8 hereof, shall have been established to the satisfaction of Lender in its sole discretion; and

    O. Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance reasonably satisfactory to Lender and its counsel.

    2.11. SUBSEQUENT ADVANCES. The obligation of Lender to make any advance hereunder (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Default or Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the Borrower's business, operations, financial condition, or assets or in the prospect of repayment of the Indebtedness; (d) Lender shall have received such other approvals, opinions or documents as Lender shall reasonably request; and (e) Borrower shall submit to Lender a completed Request for Advance Report in the form and substance of Exhibit "A" attached hereto, Collateral and Loan Report in the form and substance of Exhibit "B" attached hereto and the Schedule of Receivables in the form and substance of Exhibit "C" attached hereto, on the date such advance is requested.

    2.12. ALL ADVANCES TO CONSTITUTE ONE LOAN. All evidences of credit, loans and advances made by Lender to Borrower under this Agreement and any other documents or instruments executed in connection herewith shall constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement and all other such documents and instruments shall constitute one general obligation secured by Lender's security interest in all of the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now, or at any time or times hereafter granted by Borrower to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement and any other such documents and instruments.

    2.13. ADVANCES. Lender shall have the right in Lender's discretion, subject to availability hereunder on behalf of and with notice to Borrower (provided that notice shall not be required to be given with respect to an advance to pay accrued but unpaid interest as set forth in Section 2.4.A.), to make and use advances to pay Lender for any amounts due to Lender pursuant to this Agreement or otherwise, to cure any default hereunder, after the expiration of any applicable cure period.

    2.14. APPLICATION OF PAYMENTS. Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all payments and collections at any time or times hereafter received by Lender against the Indebtedness, in such manner as Lender may determine, unless a provision of this Agreement requires otherwise.

    2.15. FACILITY FEE. Borrower agrees to pay Lender a Facility Fee (Schedule
Section 2.15) for and in consideration of Lender's extension of the credit facility. Borrower hereby acknowledges and agrees that this Facility Fee is fully earned upon the execution of this Agreement. This Facility Fee is due and payable on the date of execution of this Agreement.

3.  SECURITY AGREEMENT

    3.1. SECURITY INTEREST. To secure the prompt payment to Lender of the Indebtedness and any and all other obligations now existing or hereinafter arising owed by Borrower to Lender, Borrower hereby irrevocably grants to Lender a first and continuing security interest in the following property and interests in property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located, subject to release in accordance with the provisions of this Agreement:

    A. All right, title and interest of the Borrower in and to the Receivables, participation agreements, participation certificates, or other instruments or agreements which evidence the Receivables;

    B. All right, title and interest of the Borrower in and to all Borrower's Notes, Mortgages, deeds of trust, security agreements, chattel mortgages, assignments of rent and other security instruments whether now or hereafter owned, acquired or held by the Borrower which secure (or constitute collateral for any note, instrument or agreement securing) any of the Borrower's Notes or other instruments or agreements which evidence any of the Receivables;

    C. All right, title and interest of the Borrower in and to all Financing Statements perfecting the security interest of any of the foregoing;

    D. All right, title and interest of the Borrower in and to all Guaranties and other instruments by which the persons or entities executing the same guarantee, among other things, the payment or performance of the Receivables;

    E. All right, title and interest of the Borrower in and to all title insurance policies, title insurance binders, commitments or reports insuring or relating to the foregoing;

    F. All right, title and interest of the Borrower in and to all surveys, bonds, hazard and liability insurance policies, participation agreements and any other agreement, instrument or document pertaining to, affecting, obtained by the Borrower in connection with, or arising out of, the Receivables;

    G. All right, title and interest of the Borrower in and to all commitments and other agreements to purchase any Receivables;

    H. All right, title and interest of the Borrower in and to all collections on, and proceeds of or from, any and all of the foregoing (hereafter collectively called "Collections");

    I. All files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of the Borrower relating to the Receivables (including all information, data, programs, tapes, discs and cards necessary to administer and service such Receivables);

    J. All contract rights, accounts, rights to payment of money, and general intangibles, relating to such documents and contracts described in A. through I. above and as to all such Collateral described in A. through this subparagraph J. whether now existing or hereafter at any time acquired or arising; and

    K. All monies, securities and property, now or hereafter held, received by, or intrusted to, in the possession or under the control of Lender or a bailee of Lender;

    L. All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies pledged pursuant to Section 3.1. hereinabove (including but not limited to claims paid and premium refunds); and

    M. All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer printouts and other computer materials and records) of Borrower relating only to the pledged Collateral evidencing or containing information regarding any of the foregoing.

    3.2. FINANCING STATEMENTS, ASSIGNMENTS OF LIEN AND FURTHER ASSURANCES. Borrower hereby agrees to execute UCC-1 Financing Statements and Assignments of Lien ("Assignments of Lien"), in the form and substance of Exhibit "D-1" and "D-2" hereto, and any other instruments or documents reasonably necessary to evidence, preserve or protect Lender's security interest in the Collateral. Borrower agrees that financing statements shall be filed covering all of Borrower's locations (Schedule Section 3.2.) and an Assignment of Lien shall be delivered to Lender or the Custodian, if applicable, covering each Receivable.

    Borrower agrees to deliver to Lender, at such places as Lender may reasonably designate, schedules executed by Borrower, listing all Receivables and fully and correctly specifying in adequate detail the aggregate unmatured unpaid face amount of each Receivable. These schedules shall be in form and tenor satisfactory to or supplied by Lender.

    Borrower shall deliver certain Collateral documentation and other agreements, as set forth in Section 4.2, to a custodian, as designated by Lender and Borrower, pursuant to the terms of a certain Agency and Custodial Agreement, to be executed in conjunction with the execution of this Agreement.

    Borrower further warrants and agrees that in each case the Borrower or the Account Debtor named in such Receivable shall place or carry fire insurance or other insurance in respect of the assets or property to which such Receivable relates, the Borrower shall or shall cause the Account Debtor to maintain such insurance until the full amount of such obligation is collected and if not, Lender, at its option, may place and maintain such insurance, charging the cost thereof to Borrower.

    Additionally, Lender's interest shall be covered on all title insurance issued on the collateral securing each Receivable, by including a reference to Borrower, its successor and assigns, as their respective interests may appear.

    3.3. FAILURE TO DELIVER. Failure to deliver physical possession of any instruments, documents or writings in respect of any Receivable to Lender shall not invalidate Lender's security interest therein. To the extent that possession may be required by applicable law for the perfection of Lender's security interest, the original chattel paper and instruments representing the Receivables shall be deemed to be held by Lender, although kept by the Borrower as the custodial agent of Lender.

    3.4. NOTICE OF COLLATERAL ASSIGNMENT. In addition to the Assignment of Lien, all contracts, documents or instruments representing or evidencing the indebtedness with respect to a Receivable shall have attached to it by way of allonge or other method satisfactory to Lender the following language: "Assigned to FINOVA Capital Corporation as Collateral", or in the case of the instrument or note that evidences the primary obligation to the Borrower, "Pay to the order of , ____________________________________without recourse". If such documents do not contain or have attached such above provisions, such Receivable shall not be an Eligible Receivable hereunder.

    Notwithstanding any provision contained in the Loan Documents to the contrary, the "without recourse" language contained in the attached endorsement in the form of an allonge or other method satisfactory to Lender to be attached to the primary obligations that evidence Receivables hereunder, shall be solely for the purpose of such allonge or other method and shall in no manner effect or limit the Borrower's, Validity Guarantor's or Guarantor's liabiity pursuant to the Loan Documents.

    3.5. LOCATION OF RECEIVABLES. Borrower shall, at any reasonable time and at Borrower's own expense, upon Lender's request, physically deliver to Lender all Receivables (including any instruments, documents or writings in respect of any Receivable together with all instruments, documents or writings in respect of any collateral securing each Receivable) assigned to Lender to any reasonable place or places designated by Lender. All Receivables shall, regardless of their location, be deemed to be under Lender's dominion and control (with files so labeled) and deemed to be in Lender's possession.

    3.6. RECORDS AND INSPECTIONS. Borrower shall at all times keep complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the locations (Schedule Section 3.2.). Lender by or through any of its officers, agents, employees, attorneys or accountants, shall have the right to enter any such locations, at any reasonable time or times during Borrower's regular business hours, for so long as Lender may desire, to inspect the Collateral and to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement. Notwithstanding the foregoing, if Borrower and Lender are opposing parties in litigation, other than the reports required herein and other information necessary to conduct Lender's audits with respect to the Receivables, during the pendency of such litigation, all extractions or copies shall be governed by the rules of procedure and discovery with respect to such litigation.

    Notwithstanding any provisions contained herein to the contrary, upon a Default or an Event of Default and provided such is continuing, Lender shall have the right to inspect the collateral that secures the repayment of any Receivable.

    3.7. ADDITIONAL DOCUMENTS. Borrower hereby agrees to execute any additional documents or financing statements which Lender deems necessary in its reasonable discretion in order to evidence Lender's security interest in the Collateral. Borrower shall not allow any financing statement or notice of assignment of accounts receivable or Assignment of Lien with respect to any Receivable, other than those executed in connection with this Agreement, to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Lender.

    3.8. COLLECTION. Borrower agrees at its own expense to promptly and diligently collect each installment of all Receivables in trust for the exclusive account of Lender, to hold Lender harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by Borrower or its agents and to faithfully account therefor to Lender. Upon the occurrence of an Event of Default, Lender expressly retains the unqualified right at any time it so elects to take over the collection of the Receivables and notify the respective Account Debtors to direct payments directly to Lender or Lender's designated agent. If Lender elects to take over the collections of the Receivables, Lender shall indemnify and hold harmless and defend Borrower against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, asserted by an Account Debtor, which may be imposed on, incurred by or asserted against Borrower, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Borrower) arising solely out of the actions of Lender relating to the collection of the Receivables.

    Prior to the activation of the blocked account set forth in Section 3.9 hereinbelow, Borrower shall deposit all collections from all Receivables to a bank account with a bank where Lender has opened the Second Account, as defined hereinbelow. Upon the execution of this Agreement, Lender shall open a second bank account ("Second Account") with the bank wherein Borrower has its primary depository account.. If Lender elects to exercise its rights pursuant to Section
3.9 hereunder, Lender may, at its sole discretion, require and direct that all proceeds from all Receivables be deposited into the Second Account and direct Account Debtor to make payments directly to the Second Account or as otherwise directed by Lender. Lender shall have the right, in Lender's sole discretion, to transfer the proceeds from the Second Account to Lender as a payment on the outstanding balance of the Indebtedness.

    3.9. BLOCKED ACCOUNTS. Upon the occurrence of an Event of Default, at Lender's request, any checks, notes, drafts or any other payment upon and/or proceeds of the Collateral received by Borrower (or any subsidiaries, divisions, affiliates, proprietorships, shareholders, directors, officers, employees, agents or those persons acting for or in concert with Borrower), shall no later than the next Business Day following receipt thereof, be deposited into the Second Account or delivered to Lender, at Lender's address set forth above, for application on account of the Indebtedness and shall be reflected in the Statement of Account as provided in Section 2.9 herein. Borrower shall (i) deposit or cause all Items, as defined below, to be deposited in the Second Account or other special account so established by Lender or transfer all Items to Lender for application on account of the Indebtedness and to be reflected in the Statement of Account as provided in Section 2.9 herein and (ii) maintain copies of all checks or other items of payment and deposit slips related thereto, together with a collection report in a form satisfactory to Lender. All cash payments, checks, drafts, or similar items of payment upon and/or proceeds of the Receivables (collectively "Items") by or for the account of Borrower shall be the sole and exclusive property of Lender immediately upon the earlier of the receipt of such Items by Lender or the receipt of such Items by Borrower; provided, however, that no such item received by Lender shall constitute payment to Lender and be applied to reduce the Indebtedness until the later of: (i) three (3) Business Days from collection of such Item by Lender's depository bank, or (ii) such Item being actually collected by Lender's depository bank and such collection being credited to Lender's account. Notwithstanding anything to the contrary herein, all such items of payment shall be deemed not received if the same is subsequently dishonored or not duly credited to Lender's depository account for any reason whatsoever, unless attributed to conduct of Lender.

    3.10. PROTECTION OF RECEIVABLE RECORDS. Borrower hereby agrees to take the following protective actions to prevent destruction of Borrower's Collateral and records pertaining to such Collateral: (i) if Borrower maintains its Collateral records on a manual system such records shall be kept in a fire proof cabinet or on no less than a monthly basis, a record of all payments on Receivables and all other matters relating to the Collateral shall be placed in an off site safety deposit box (and Lender shall have access to such safety deposit box); or (ii) if the Collateral records are computerized, Borrower agrees to create a tape or diskette "back-up" of the computerized information and upon the request of Lender, provide Lender with a tape or diskette copy of such "back-up" information.

    3.11. USE OF COLLECTIONS AND MODIFICATION OF RECEIVABLES. Provided that Lender has not required that Borrower remit all collections or proceeds of Collateral to Lender, Borrower may use or dispose of the funds received on the Receivables in the ordinary course of business (including returned or repossessed goods), collect or compromise accounts or obligations and accept returned goods or make repossessions, as Borrower shall determine based upon its reasonable discretion.

    3.12. USE OF PROCEEDS. Borrower shall use the proceeds of the Loan as follows: (i) the initial advance shall be to pay off certain secured lenders with respect to certain mortgages held by Borrower that are to be assigned as Eligible Receivables as of the date hereof, as designated by Borrower, in writing, upon the execution date hereof; (ii) after the initial advance hereunder, to finance mortgages, in the ordinary course of Borrower's business; or (iii) for payments to Lender hereunder.

    3.13. RETURN OF COLLATERAL. Upon the payment in full or renewal of any Receivable to which the written documents evidencing such Receivable are held by Lender, Borrower shall submit all requests for the return of such documents pursuant to the "Request For Return of Collateral" form, a copy of which is attached hereto as Exhibit "C".

    3.14. LENDER'S PAYMENT OF CLAIMS. Lender may, in its sole discretion, discharge or obtain the release of any security interest, lien, claim or encumbrance asserted by any person against the Collateral. All sums paid by Lender in respect thereof shall be payable, on demand, by Borrower to Lender and shall be a part of the Indebtedness.

4.  REPORTING REQUIREMENTS

    4.1. ACCOUNTING PRACTICES. Borrower shall maintain (i) a modern system of accounting in accordance with GAAP or other systems of accounting acceptable to Lender and (ii) standard operating procedures applicable to all of its locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Lender may reasonably request. For the purpose of determining compliance with the covenants and representations in the Loan Documents, Lender shall have the right, solely for Lender's determination of financial covenants and information required in this Agreement, to recast any financial statement or report presented to Lender by or on behalf of Borrower to comply with GAAP, to the extent, if any, such statements or reports do not comply with GAAP.

    4.2. PLEDGE OF RECEIVABLES. Borrower hereby agrees to pledge all Receivables and Borrower shall deliver to Lender or Lender's designated agent all documents evidencing such Receivables, immediately following the closing and funding of such Receivable by Borrower. Documents to be delivered to Lender, or a custodian designated by Lender and Borrower, are the Note, Mortgage, original title policy and Assignment of Lien with respect to each Receivable.

    4.3. ACCOUNT DEBTORS' ADDRESSES. Borrower agrees to furnish to Lender from time to time, promptly upon request, a list of all Account Debtors' names and their most current addresses , as known to Borrower. Borrower agrees that Lender may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Receivables by means of mail, telephone or otherwise, in the name of Borrower and upon the occurrence of an Event of Default in the name of Lender or such other name as Lender may choose. Notwithstanding the foregoing to the contrary,

Lender agrees to restrict contact with any Account Debtor, prior to an Event of Default, as follows: (i) audits shall only be conducted in months other than May and June, (ii) audits shall be in writing and confirming only the principal balance due, in a form and substance approved by Borrower, except that Lender may make contact, in a manner other than in writing, at any time prior to the initial advance hereunder or after an Event of Default, (iii) audits shall only be conducted at a time when a Receivable or Receivables are pledged to Lender hereunder and (iv) all information shall be kept confidential.

    4.4. FINANCIAL REPORTS. Borrower shall furnish to Lender the following financial statements and reports, in a form satisfactory to Lender:

    A. As soon as practicable and in any event mailed within ten (10) days after the end of each fiscal month: (i) "Availability Report," in the form and substance of Exhibit "E" attached hereto; (ii) Statement of Accounts Receivable showing the detailed aging of each Receivable according to the procedures (Schedule Section 1.9.C.). Notwithstanding the foregoing to the contrary, at any time during which Borrower does not have any Receivables pledged to Lender hereunder, Borrower shall not be required to provide to Lender the reports set forth in (i) and (ii) above in this paragraph.

    As soon as practicable and in any event mailed within thirty (30) days after the end of each fiscal month, a monthly Profit and Loss Statement and Balance Sheet of Borrower, certified by Borrower's chief financial officer or equivalent duly elected officer of Borrower.

    As soon as practicable and in any event mailed within forty-five (45) days after the end of each fiscal month and each fiscal quarter, a consolidated Profit and Loss Statement and Balance Sheet of Guarantor, certified by Guarantor's chief financial officer or equivalent duly elected officer of Guarantor.

    B. Within ninety (90) days after the end of Guarantor's and Borrower's fiscal years, (i) annual consolidated financial statements of Guarantor, including Borrower, and (ii) annual internally prepared statement of Borrower, prepared in accordance with GAAP, consistently applied and certified by its chief financial officer or equivalent duly elected officer. The financial statements shall be prepared by and under the method acceptable to Lender and shall consist of a balance sheet as of the end of such fiscal year and comparative statements of earnings, cash flows, and change in stockholders' equity for such fiscal year (Schedule Section 4.4.).

    C. Upon Lender's request, with reasonable promptness, such other financial data that is reasonably available to Borrower, as reasonably requested, including but not limited to tax returns, business plans and reports.

    Together with each delivery of financial statements required by subsections A, B and C above, Borrower shall deliver to Lender and shall cause each of its subsidiaries to deliver to Lender, if requested by Lender, a certificate in form satisfactory to Lender, certifying that no Default or Event of Default exists under this Agreement as of the date of such certificate, or if a Default or an Event of Default exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto.

    4.5. NOTICE OF CHANGES. Borrower shall promptly notify Lender in writing of any change of its officers, directors or key employees; change of location of its principal offices, change of location of any of its principal assets; any acquisition, disposition or reorganization of any corporate subsidiary, affiliate or parent of Borrower; change of Borrower's name; death or withdrawal of any partner (if Borrower is a partnership); any sale or purchase out of the regular course of Borrower's business; litigation with a material adverse claim exceeding One Hundred Fifty Thousand Dollars ($150,000.00), excluding enforcement and collection actions including, but not limited to, actions in mortgage foreclosure, of which Borrower or a Guarantor is a party; and any other material change in the business or financial affairs of Borrower.

   4.6. VALIDITY GUARANTORS. All requests, reports and other information ("Lender's Information") to be provided herein to Lender by Borrower shall be certified by an officer of Borrower. Validity Guarantor hereby acknowledges and agrees, consistent with the terms of the Validity and Support Agreement, that all Lender's Information shall be true and correct and Lender can rely upon such information to be true and correct. Validity Guarantor shall, consistent with the terms of the Validity and Support Agreement, indemnify and hold Lender harmless from any damages Lender incurs with respect to the Indebtedness, based upon Lender's reliance on the information provided to Lender by Borrower.


5.  REPRESENTATIONS AND WARRANTIES OF BORROWERS AND GUARANTOR.

    5.1. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantor, each separately only as to itself and jointly as to the Validity Guarantor in the representations and warranties set forth below, hereby continuously represent and warrant to Lender as follows:

   A. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary corporate power and authority to enter into this Agreement and each of the documents and instruments relating hereto and to perform all of its obligations hereunder and thereunder.

    B. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary corporate power and authority to enter into this Agreement and each of the documents and instruments relating hereto and to perform all of its obligations hereunder and thereunder.

    C. Borrower operates its business only under the assumed names (Schedule
Section 5.1.) and has not used any other assumed name for the operation of its business activities for the previous seven (7) years.

    D. Borrower has all requisite corporate right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and all documents and instruments relating hereto and this Agreement and all documents and instruments relating hereto are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, subject to the operation and effect of any and all limitations or restrictions pursuant to any applicable insolvency laws or other similar laws relating to or affecting the rights of creditors generally.

    E. Guarantor has all requisite corporate right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and all documents and instruments relating hereto and this Agreement and all documents and instruments relating hereto are the legal, valid and binding obligations of Borrower and are enforceable against Guarantor in accordance with their terms, subject to the operation and effect of any and all limitations or restrictions pursuant to any applicable insolvency laws or other similar laws relating to or affecting the rights of creditors generally.

    F. Each Guarantor and Validity Guarantor is competent to enter into this Agreement and the Guaranty and Validity Guaranty, respectively, and to perform all of their respective obligations thereunder.

    G. The execution, delivery and performance by Borrower of this Agreement does not, and upon future representations and warranties made by Borrower in connection with future advances hereunder or otherwise shall not, (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; (ii) violate any provision of its Articles of Incorporation or Bylaws; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its assets or properties may be bound or affected; and Borrower is not in default of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

    H. With respect to Borrower, no consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Borrower for the valid consummation of the transactions contemplated by this Agreement.

    I. No event has occurred and is continuing which constitutes a Default or an Event of Default, as defined in this Agreement. To the best of Borrower's knowledge, there is no action, suit, proceeding or investigation pending or threatened against or affecting Borrower before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any material adverse change in the businesses, assets, properties or financial conditions of Borrower or Guarantor.

    J. Borrower is not in default in the payment of any taxes levied or assessed against either of them or any of their assets or properties, except for taxes being contested in good faith and by appropriate proceedings.

    K. Borrower has good and marketable title to its assets and properties as reflected in its financial statements furnished to Lender.

    L. Each of the financial statements furnished to Lender by the Borrower and Guarantor was prepared in accordance with GAAP and fairly and accurately reflects their financial condition as of the date thereof; and each hereby certifies that there have been no material adverse changes in their condition, financial or otherwise, since the date of such statements, and there are no contingent liabilities not provided for or disclosed in such statements.

    M. Neither this Agreement, any Availability Report or any statement or document referred to herein or delivered to Lender by Borrower and/or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

    N. Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except those of Lender and except where such liens, claims, charges, security interests and encumbrances are removed contemporaneously with the execution of this Agreement or are subordinate to those of Lender, in a form and substance acceptable to Lender.

    O. All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Receivable shown on the books and records of Borrower and in the schedules represented as owing by each Account Debtor is and shall be the correct amount actually owing or to be owing by such Account Debtor at maturity; to the best of Borrower's knowledge, each Account Debtor liable upon the Receivables had the capacity to contract; Borrower has no knowledge of any fact which would impair the validity or collectibility of any of the Receivables; and the payments shown to have been made by each Account Debtor on the books and records of Borrower shall reflect the amounts of and dates on which said payments were actually made.

    P. Borrower has places of business only at the locations (Schedule Section 3.2.). Borrower shall not begin or do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Borrower's principal place of business without first notifying Lender. This provision is not intended to prevent or restrict Borrower from freely conducting or ceasing to conduct business in any location or jurisdiction.

    Q. The present value of all benefits vested under all Plans of Borrower or any ERISA Affiliate (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plan applicable to such vested benefits.

    R. The liability to which Borrower or any ERISA Affiliate would become subject under Sections 4063 or 4064 of ERISA if Borrower or any ERISA Affiliate were to withdraw from all Multiemployer Plans or if such Multiemployer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of One Thousand Dollars ($1,000.00);

    S. Borrower is not engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirement of Federal Reserve Form G-3 referred to in said Regulation G to the foregoing effect. All of the outstanding securities of Borrower have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

    T. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

    U. Each of the Exhibits and Schedules to this Agreement contain true, complete and correct information.

    V. To the best of Borrower's knowledge, the land and improvements owned or leased by Borrower for use in its business operations are free of dangerous levels of contaminates, oils, asbestos, radon, PCB's, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

    W. To the best of Borrower's and Guarantor's knowledge, Guarantor is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it presently intends to engage, and the current value of Guarantor's assets, at fair saleable valuation, exceeds the sum of its liabilities. Guarantor and Borrower shall not be rendered insolvent by the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and the capital remaining in Borrower is not now and shall not foreseeably become unreasonably small to permit Borrower to carry on its business and transactions and all businesses and transactions in which it is about to engage. Borrower does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

   X. Lender has a perfected security interest in favor of Lender in all of Borrower's right, title and interest in the Collateral, prior and superior to any other security interest or lien, except any statutory or constitutional lien for taxes not yet due and payable, subject to the operation and effect of any and all limitations or restrictions pursuant to any applicable insolvency laws or other similar laws relating to or affecting the rights of creditors generally.

    Y. To the best of Borrower's knowledge, there are no material actions, suits or proceedings pending, or threatened against or affecting the assets of Borrower or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. Neither Borrower nor Guarantor is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a material adverse effect on the business operations or financial condition of Borrower or Guarantor.

    5.2. WARRANTIES AND REPRESENTATIONS AS TO ELIGIBLE RECEIVABLES. With respect to Eligible Receivables, Borrower and Guarantor continuously warrant and represent to Lender that during the term of this Agreement and so long as any of the Indebtedness remains unpaid: (i) in determining which Receivables are "Eligible Receivables," Lender may rely upon all statements or representations made by Borrower; and (ii) those Receivables designated as Eligible Receivables meet each requirement set forth below at the time any request for advance is provided to Lender.

    A. The Eligible Receivables are genuine; are in all respects what they purport to be; and are evidenced by at least one executed original instrument, agreement, contract or document which has been or shall be delivered to Lender;

    B. The Eligible Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

    C. The amounts of the face value shown on any schedule of Receivables provided to Lender, and/or all invoices or statements delivered to Lender with respect to any Eligible Receivables, are actually and absolutely owing to Borrower and are not contingent for any reason;

    D. No set-offs, counterclaims or disputes as to payments or liability thereon exist or have been asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the outstanding amount of the Receivable;

    E. To the best of Borrower's knowledge, no facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or reduce the amount payable thereunder from the amount of the Receivable shown on any schedule, or on all contracts, invoices or statements delivered to Lender with respect thereto;

    F. To the best of Borrower's knowledge, all Account Debtors in connection with Eligible Receivables: (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed; and (ii) generally have the ability to pay their debts as become due;

    G. To the best of Borrower's knowledge, no proceedings or actions are pending against any Account Debtor that might result in any material adverse change in the Account Debtor's financial condition;

    H. The Eligible Receivables have not been assigned or pledged to any other person or entity;

    I. The aging of Receivables shall be delivered to Lender by Borrower hereunder as determined pursuant to the Aging Procedures and Eligibility Test (Schedule Section 1.9.C.).


6.  COVENANTS AND OTHER AGREEMENTS

    6.1. AFFIRMATIVE COVENANTS. During the term of this Agreement and so long as any of the Indebtedness remains unpaid, Borrower agrees and covenants, that Borrower shall:

    A. Pay or cause to be paid currently all of their expenses, including all payments on their obligations whenever due, as well as all payments of any and all taxes of whatever nature when due. This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith.

    B. Maintain, preserve, and protect the Collateral, including, but not limited to, keeping documents, instruments or other written records otherwise evidencing the Collateral in a fire proof cabinet.

    C. Furnish to Lender written notice as to the occurrence of any Default or Event of Default hereunder, upon learning of such Default or Event of Default.

    D. Furnish to Lender notice of: (i) any development related to the business, financial condition, properties or assets of Borrower or Guarantor, that would have or has a materially adverse affect on such business, financial condition, properties or assets, or ability to perform their obligations under this Agreement and (ii) any material and adverse litigation or investigation to which either of them may be a party.

    E. Carry on and conduct their business in the same manner and in the same fields of enterprise as they are presently engaged, and Borrower shall preserve its corporate existence, licenses or qualifications as a domestic corporation in the jurisdiction of its incorporation and as a foreign corporation in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign corporation necessary, and to maintain all other material corporate rights and franchises, provided, however, nothing herein shall be construed to prevent Borrower from closing any location in the good faith exercise of its business judgment.

    F. Comply, and cause each affiliate to comply, with all statutes, governmental rules and regulations reasonably applicable to them.

    G. Permit and authorize Lender, without notifying Borrower or Guarantor, to make such inquiries through business credit or other credit reporting services concerning Borrower or Guarantor as Lender shall deem appropriate.

    H. Provide Lender with evidence of insurance, as required in the insurance requirements letter, dated September, 1996.

    I. Provide Lender sixty (60) days' prior written notice of Borrower initiating any activities in any state, other than the States of Delaware, Maryland, New Jersey, New York, Pennsylvania and Virginia. Lender shall not provide financing for any Receivable generated in a state other than the States of Delaware, Maryland, New Jersey, New York, Pennsylvania and Virginia, until Lender's counsel has reviewed applicable lending and homestead laws in such new state and Lender has approved activities in such new state.

    6.2. NEGATIVE COVENANTS. During the term of this Agreement and until the Indebtedness secured hereby has been paid in full, Borrower covenants and agrees that Borrower shall not, without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, do any of the following:

    A. Incur or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest with respect to the Collateral now owned or hereafter acquired by Borrower, except liens in favor of Lender.

    B. Delegate, transfer or assign any of their obligations or liabilities under this Agreement, or any part thereof, to any other person or entity.

    C. Be a party to or participate in: (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other corporation or entity, except that Borrower may acquire, in a single fiscal year, up to an aggregate purchase price not to exceed Five Hundred Thousand Dollars ($500,000.00), assets or properties [but not including any loan portfolios], provided that if Borrower requests to purchase assets or properties that include a loan portfolio or that the aggregate purchase price, in such fiscal year, exceeds Five Hundred Thousand Dollars ($500,000.00), Lender shall have the right to review and consent to such purchase and such consent shall not be unreasonably withheld ; (iii) any sale, transfer, conveyance or lease of all or substantially all of Borrower's assets or properties, except for the sale of obsolete furniture, fixtures and equipment or non-obsolete furniture, fixtures and equipment if reasonably replaced; or (iv) any sale or assignment with or without recourse of any Receivables, without the prior written consent, which consent may be granted or withheld in Lender's sole discretion, excluding securitization of Receivables by Borrower or a sale of Receivables by Borrower, in the ordinary course of Borrower's business, upon the condition that the sales price of such Receivables is equal to or greater than Lender's effective advance rate with respect to all Eligible Receivables ("Effective Advance Rate"), immediately prior to such sale, and the proceeds of such sale in an amount not less than the Effective Advance Rate as applied to such sold Receivables are delivered by Lender to reduce the outstanding balance of the Indebtedness. For the purposes of this Section, the term "Effective Advance Rate" shall mean a percentage determined by dividing the outstanding balance of the Indebtedness, on the date of determination, by the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, time price differentials, insurance fees and other fees and charges pursuant to all Eligible Receivables.

   Notwithstanding the provisions of this Section 6.2.C. to the contrary, Borrower may acquire mortgage loans from any financial institution with which Borrower has a joint marketing or similar arrangement, provided that each mortgage loan purchased by Borrower is documented on forms approved by Borrower, underwritten by Borrower and purchased by Borrower within thirty (30) days of such mortgage loan's origination date.

    D. Cause or take any of the following actions with respect to Borrower: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's outstanding securities; (ii) purchase or acquire, directly or indirectly, any shares of capital stock, evidences of indebtedness or other securities of any person or entity (other than stock or securities that are pledged to Borrower as part of the collateral that secures a Receivable); (iii) have any subsidiaries after June 30, 1997, other than a wholly-owned subsidiary operated solely for the purpose of holding, operating and selling collateral that previously secured a Receivable pursuant to which Borrower exercised Borrower's remedies to obtain such collateral and such was acquired by or transferred to this subsidiary.

    E. Amend, supplement or otherwise modify Borrower's Articles of Incorporation or Bylaws which would have a material adverse affect on the condition and operations, prospects or financial condition of the Borrower.

    F. Incur, assume or suffer to exist any debt (including capitalized leases) other than (i) the Indebtedness, (ii) accounts payable incurred in the ordinary course of business, (iii) other Debt consented to in writing by Lender, (iv) obligations that exist as of the date of this Agreement with respect to any subsidiary of Borrower for which Borrower has no direct or indirect liability for such obligations, (v) capital leases that the aggregate additional liability to Borrower, on a fiscal year basis, is less than Two Hundred Thousand ($200,000.00) annually, (vi) debt to Eagle National Bank, in an outstanding principal amount not to exceed Three Hundred Thousand Dollars ($300,000.00) and notwithstanding any provision to the contrary contained herein, Borrower shall be allowed to pledge mortgage loans, other than a Receivable, to secure such debt due to Eagle National Bank, or (v) debt to Corestates, N.A. that shall be paid in full and terminated on the earlier of (a) December 31, 1996 or (b) the date of the initial advance hereunder.

    G. Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any person or entity, other than in the ordinary course of Borrower's business.

    H. Amend, modify, or otherwise change in any respect any material agreement, instrument, or arrangement (written or oral) by which Borrower, or any of its assets, are bound.

    I. Allow Borrower to be owned by an entity other than the Guarantor.

    J. Permit the Net Income to be less than the Minimum Net Income (Schedule
Section 6.2.A.).

    K. Permit the Tangible Net Worth to be less than the Minimum Tangible Net Worth (Schedule Section 6.2.A.).

    L. Enter into any transaction with any entity or person affiliated with Borrower, Guarantor or Validity Guarantor, or any officer, director and shareholder thereof, directly or indirectly, which is on terms more favorable to either party than a transaction between parties that are not affiliated.

7.  EVENTS OF DEFAULT AND REMEDIES

    7.1. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default under this Agreement:

    A. Borrower fails to pay within five (5) days after the date any payment, pursuant to the Loan Documents, is due and payable, at stated maturity, upon acceleration or otherwise (notwithstanding the foregoing to the contrary, only one (1) payment due pursuant to the Loan Documents, within the immediately preceding six (6) month period from any date of determination, may use the above five (5) day grace period, and therefore, if two (2) or more payments, within any six (6) month period of determination, are made after the applicable due date, the second of such payments may not make use of the above five (5) day grace period and such late payment shall be an Event of Default hereunder);

    B. Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Indebtedness including, but not limited to, term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party and, provided that if such failure or neglect can be cured within five (5) Business Days from the date on which Borrower knew or reasonably should have known of such failure or neglect, such failure or neglect is not cured within five (5) Business Days of the date on which Borrower knew or reasonably should have know of such failure or neglect (notwithstanding the foregoing to the contrary, only one (1) failure or neglect pursuant to this Section 7.1.B., within the immediately preceding six (6) month period from any date of determination, may use the above five (5) Business Days cure period, and therefore, if two (2) or more such failures or neglects occur, within any six (6) month period of determination, the second of such failures or neglects may not make use of the above five (5) Business Days cure period and such second failure or neglect shall be an Event of Default hereunder);

    C. Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise;

    D. The prospect of repayment of any portion of the Indebtedness or the market value or priority of Lender's security interest in the Collateral is materially impaired, provided that if such can reasonably be cured within five
(5) Business Days, that Lender has given Borrower five (5) Business Days' prior written notice and opportunity to cure;

    E. Any material portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

    F. Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

    G. Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced against Borrower and remains undischarged or unstayed for sixty (60) days;

    H. Any notice of lien, levy or assessment is filed of record with respect to any of the Collateral and not withdrawn within two (2) Business Days of Borrower's knowledge of such notice, or with respect to any other of Borrower assets, other than the Collateral, a notice of lien, levy or assessment in excess of One Hundred Fifty Thousand Dollars ($150,000.00), which is not withdrawn within ninety (90) days;;

    I. Any judgments are entered against Borrower in an aggregate amount exceeding One Hundred Fifty Thousand Dollars ($150,000.00);

    J. Any default shall occur under any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party;

    K. Any representation or warranty made by Borrower, any affiliate or any other party in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to have been misleading in any material respect;

    L. Any Guarantor terminates or attempts to terminate its Guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding;

    M. Any Validity Guarantor dies, terminates or attempts to terminate his Validity Guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding;

    N. Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

    O. Any transfer of more than ten percent (10%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower.

    7.2. REMEDIES. Upon the occurrence of an Event of Default, Lender may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Indebtedness to be immediately payable in full. Lender shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code. Further, Lender may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire, or Borrower shall, upon Lender's demand, at Borrower's sole cost, assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender. Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, but upon commercially reasonably terms, at Lender's discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. For that limited purpose, Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Any requirement of reasonable notice shall be met if such notice is given pursuant to Section 8.2 hereof to Borrower at its address set forth in the Schedule (Schedule Section 8.2) at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Indebtedness in such order as Lender shall elect, in its sole discretion. Lender shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

    Notwithstanding the foregoing, if Lender notifies Borrower that Lender intends to pursue its rights to foreclose Lender's security interest in the Receivables and such foreclosure is based solely upon an Event of Default pursuant Section 7.1.B., Borrower shall have ninety (90) days from the date of such notice from Lender ("Standstill Period") to sell Receivables, at a sales price of not less than the Effective Advance Rate with respect to such Receivables, in order to pay the outstanding balance of the Indebtedness in full. Lender may, at Lender's sole discretion, upon written notice to Borrower, reduce or eliminate the Standstill Period. If ownership of Lender changes hereafter wherein a single individual or entity owns fifty percent (50%) or more, then in that event, in order for Lender to reduce or eliminate the Standstill Period, such reduction or elimination of the Standstill Period shall be based upon Lender's reasonable discretion. Upon the expiraton of the Standstill Period, as may be reduced or eliminated hereunder, Lender shall have the right to pursue its rights and remedies hereunder.


    7.3. INTEREST AFTER DEFAULT. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule (Schedule Section 2.2).

    7.4. STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Lender agree that the following conduct by Lender with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by Lender, including, but not limited to, Lender's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not necessarily be deemed to be unreasonable): Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is given as set forth in Section 8.2 hereof to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general nonspecific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to the Borrower or published if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which is conducted at any place designated by Lender, with or without the Collateral being present; and (iii) which commences at any time between 9:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for Lender to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

    7.5. ACCELERATION OF THE INDEBTEDNESS. Upon and after an Event of Default, the outstanding principal balance together with all accrued but unpaid interest on the Indebtedness and all other sums due and payable by Borrower to Lender may, at the option of Lender and without demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment, diligence in collecting, grace, notice and protest or a legal process of any kind, all of which are hereby expressly waived, be declared, and immediately shall become due and payable.

    7.6. NO WAIVER. No delay, failure or omission of Lender to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein. Lender may, from time to time, in a writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and, Borrower agrees that no waiver by Lender shall ever be legally effective unless such waiver shall be acknowledged and agreed in writing by Lender. No waiver of any Default or Event of Default shall impair any right or remedy of Lender not specifically waived. No single, partial or full exercise of any right of Lender shall preclude any other or further exercise thereof. No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by all parties hereto. The acceptance by Lender at any time and from to time of a partial payment or partial performance of any of Borrower's obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing. No waiver by Lender of any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default.

    7.7. GENERAL INDEMNIFICATION. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (collectively "Claim" or "Claims") of any kind or nature whatsoever, asserted by any party other than Borrower, or with respect to Borrower only as otherwise provided in this Agreement or pursuant to applicable law regarding Lender's obligations to Borrower, which may be imposed on, incurred by or asserted against Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender, provided that Borrower shall not indemnify Lender for Claims arising out of an act of malpractice by such professionals) in any way relating to or arising out of the Loan Documents or any action taken or omitted by Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender, provided that Borrower shall not indemnify Lender for Claims arising out of an act of malpractice by such professionals) under the Loan Documents, except to the extent such indemnified matters are finally found by a court to have been caused by Lender's gross negligence or wilful misconduct. Notwithstanding the foregoing, Borrower indemnification of Lender shall not apply to any Claim or Claims that arise solely from the action or actions of Lender.

    7.8. APPLICATION OF PROCEEDS. After an Event of Default shall have occurred and is continuing after the expiration of all applicable grace or cure periods, all amounts received by Lender on account of any Indebtedness and realized by Lender with respect to the Collateral, including any sums which may be held by Lender, or the proceeds of any thereof, shall be applied in the same manner as proceeds of Collateral as set forth in Section 7.2 hereof.

    7.9. APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT. Borrower irrevocably designates, makes, constitutes and appoints Lender (and all persons reasonably designated by Lender), with full power of substitution, as Borrower's true and lawful attorney-in-fact (and not agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower, and at such time or times thereafter as Lender or said agent, in its discretion, may determine, in Borrower's or Lender's name, at no duty or obligation on Lender, do the following:

    A. All acts and things necessary to fulfill Borrower's administrative duties pursuant to this Agreement, including, but not limited to, the execution of financing statements;

    B. Upon the occurrence of any Default, all acts and things necessary to fulfill Borrower's obligations under this Agreement and the Loan Documents, except as set forth in Section 7.9.C below, at the reasonable cost and expense of Borrower.

    C. In addition to, but not in limitation of the foregoing, at any time or times upon the occurrence of an Event of Default, Lender shall have the right:
(i) to enter upon Borrower's premises and to receive and open all mail directed to Borrower and remove all payments to Borrower on the Receivables; however, Lender shall turn over to Borrower all of such mail not relating to Receivables;
(ii) in the name of Borrower, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such address as Lender may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon Borrower as set forth in this Agreement, Lender's rights to change the address for the delivery of mail shall not give Lender the right to change the address for notice and service of process to or upon Borrower in this Agreement); (iii) demand, collect, receive for and give renewals, extensions and the reasonable discharge and/or release of any Receivable; (iv) institute and prosecute legal and equitable proceedings to realize upon the Receivables; (v) settle, compromise, compound or adjust claims in respect of any Receivable or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Receivables as fully and completely as though Lender were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirements of notice to Borrower or other persons under applicable laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Receivables; (viii) endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Receivables that may come into Lender's possession; and (ix) sign Borrower's name on any instruments or documents relating to any of the Collateral, or on drafts against Account Debtors; .

   The appointment of Lender as attorney-in-fact for Borrower is coupled with an interest and is irrevocable, except upon the termination or release of this Agreement, unless such termination or release is subsequently reinstated by order of a court of competent jurisdiction in which case the power of attorney shall be reinstated, coupled with an interest and irrevocable, as herein provided.

8.  MISCELLANEOUS

    8.1. REIMBURSEMENT FOR EXPENSES. Except as specifically set forth in the Schedule Section 8.1. (if the terms of Schedule Section 8.1 conflict with the terms set forth in this Agreement, the terms set forth in Schedule Section 8.1 shall prevail), Borrower agrees to reimburse Lender, upon demand, for all reasonable out-of-pocket expenses (including costs of establishing and maintaining accounts or arrangements set forth in Section 3.9, attorney's fees, expert witness fees and legal expenses) incurred in connection with the evaluation of collateral, preservation of collateral, or collection of the indebtedness.

    8.2. NOTICES. All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the third Business Day following the day sent, if sent by registered or certified mail; (iii) on the next Business Day following the day sent, if sent by overnight express courier; or (iv) on the day sent or if such day is not a Business Day on the next Business Day after the day sent if sent by telecopy providing the receiving party has acknowledged receipt by return telecopy, in each case, to Lender, Borrower, Guarantor or Validity Guarantor at its address and/or telecopy number as set forth in this Agreement or Schedule Section 8.2, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice given to the other party.

    Lender shall have the right, on or after initial funding pursuant to the terms of this Agreement, to issue a press release or other brochure announcing the consummation of the Loan Documents and to distribute that information to third parties in the normal course of Lender's business, at no cost to Borrower.

    8.3. PARTICIPATIONS. Borrower, Guarantor and Validity Guarantor acknowledge and agree, with the prior written consent of Borrower, which shall not be unreasonably withheld by Borrower, that Lender may from time to time sell or offer to sell interests in the Indebtedness and the Loan Documents to one or more participants. Borrower, Guarantor and Validity Guarantor authorize Lender to disseminate any information it has pertaining to the Indebtedness, including without limitation, complete and current credit information on Borrower and any of its principals, Validity Guarantor and Guarantor to any such participant or prospective participant, provided that such potential participant has executed a confidentiality agreement, in substance and form reasonably acceptable to Borrower.

    8.4. SURVIVAL OF AGREEMENTS. All of the various representations, warranties, covenants and agreements of Borrower (including without limitation, any agreements to pay costs and expenses and to indemnify Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and shall further survive until one (1) year and one (1) month after all of the Indebtedness is paid in full to Lender and this Agreement is terminated.

    8.5. NO OBLIGATION BEYOND MATURITY. Borrower agrees and acknowledges that upon the Maturity Date, Lender shall have no obligation to renew, extend, modify or rearrange the Loan and shall have the right to require all amounts due and owing under the Loan to be paid in full upon such date.

    8.6. PRIOR AGREEMENTS SUPERSEDED. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement. No provision of this Agreement or other document or instrument relating hereto may be modified, waived or terminated except by instrument in writing executed by all parties.

    8.7. PARTIES BOUND. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, permitted successors and assigns, except as otherwise expressly provided for herein. Borrower, Guarantor and Validity Guarantor shall not assign any of their respective rights or obligations pursuant this Agreement.

    8.8. NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

    8.9. NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

    8.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

    8.11. SEVERABILITY OF PROVISIONS. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    8.12. HEADINGS. The Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

    8.13. SCHEDULES AND EXHIBITS. Any and all exhibits hereto are hereby expressly incorporated by reference as though fully set forth at that point verbatim. All terms and provisions as defined or set forth in Article 1 and in any Schedule are hereby incorporated into and made a part of this Agreement. Each reference in this Agreement and the Schedule hereto to any information or definitions contained in Article 1 or the Schedule shall mean and refer to the information or definitions as set forth in Article 1 and the Schedule unless the context specifically requires otherwise. Any terms used in Article 1 and in the Schedule which are not defined shall have the meanings ascribed to such terms, as of the date of this Agreement, by the Code to the extent the same are defined therein.

    8.14. FURTHER INSTRUMENTS. Borrower, Guarantor and Validity Guarantor shall from time to time execute and deliver all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

    8.15. LENDER'S EXPENSES AND ATTORNEY'S FEES. UPON AND AFTER AN EVENT OF DEFAULT, LENDER SHALL BE ENTITLED TO RECOVER FROM BORROWER, VALIDITY GUARANTOR AND/OR GUARANTOR ALL OF LENDER'S REASONABLE COSTS AND EXPENSES AND ATTORNEY'S FEES INCURRED IN THE EXERCISE OF LENDER'S RIGHTS SET FORTH IN THIS AGREEMENT, AND ALL DAMAGES SUSTAINED BY LENDER BY REASON OF MISREPRESENTATION, BREACH OF WARRANTY OR BREACH OF COVENANT OF BORROWER HEREIN, EXPRESSED OR IMPLIED, WHETHER CAUSED BY THE ACTS OR DEFAULTS OF BORROWER OR ACCOUNT DEBTORS; INCLUDING WITHOUT LIMITATION, ALL ATTORNEY'S FEES ARISING FROM SUCH SERVICES, EXPERT WITNESS FEES AND ANY EXPENSES, COSTS AND CHARGES RELATING THERETO, AND ALL OF THE

FOREGOING SHALL CONSTITUTE PART OF THE INDEBTEDNESS SECURED BY THE COLLATERAL AND SHALL BE PAYABLE ON DEMAND.

    8.16. GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED BY BORROWER, VALIDITY GUARANTOR AND GUARANTOR AND ACCEPTED BY LENDER IN MARICOPA COUNTY, ARIZONA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ARIZONA.


    8.17. JURISDICTION AND VENUE. TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER, VALIDITY GUARANTOR, GUARANTOR AND LENDER IRREVOCABLY AGREE THAT, SUBJECT TO THE LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF MARICOPA, STATE OF ARIZONA. BORROWER, VALIDITY GUARANTOR, GUARANTOR AND LENDER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE SECTION 8.17 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

    8.18. WAIVER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND EACH VALIDITY GUARANTOR AND GUARANTOR HEREBY WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO IN THIS REGARD; (ii) ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE LENDER'S TAKING POSSESSION OR CONTROL OF, OR THE LENDER'S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR

SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF THE LENDER'S REMEDIES; AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

    8.19. ADVICE OF COUNSEL. BORROWER, VALIDITY GUARANTOR AND GUARANTOR ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION, EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE PROVISIONS CONTAINED IN SECTIONS 7.3, 8.15, 8.16, 8.17, 8.18,
8.19 and 8.20 HEREOF AND HAS RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING AND DELIVERING THIS AGREEMENT, AND THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARMS' LENGTH NEGOTIATIONS.

    8.20. WAIVER OF RIGHT TO TRIAL BY JURY. LENDER, BORROWER, VALIDITY GUARANTOR AND GUARANTOR HEREBY COVENANT AND AGREE THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, ANY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; LENDER, BORROWER, VALIDITY GUARANTOR AND GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

    8.21. TIME OF ESSENCE. Time is of the essence for the performance of the obligations set forth in this Agreement and the Loan Documents.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


BORROWER:

AMERICAN BUSINESS CREDIT, INC.


By: /s/ Beverly Santilli
   ______________________________________________
   (Signature)

Beverly Santilli, President              12/12/96
________________________________________ ________
(Printed Name and Title)                 (Date)


________________________________
Tax Payer Identification No.


GUARANTOR:

AMERICAN BUSINESS FINANCIAL SERVICES, INC.


By: /s/ Anthony J. Santilli, Jr.
   ______________________________________________
   (Signature)

Anthony J. Santilli, Jr., President      12/12/96
________________________________________ ________
(Printed Name and Title)                 (Date)


________________________________
Tax Payer Identification No.

VALIDITY GUARANTOR:

/s/ Anthony J. Santilli, Jr.
________________________________
Anthony J. Santilli, Jr.
                -            -
________________________________
Social Security No.

LENDER:

FINOVA CAPITAL CORPORATION,
a Delaware corporation


    /s/ John M. Sorher
By:______________________________________________
   (Signature)

John M. Sorher, Assistant Vice-President 12/12/96
________________________________________ ________
(Printed Name and Title)                 (Date)

________________________________
Tax Payer Identification Number